Exhibit 99.2
2Q 2023 Earnings Presentation July 27, 2023

2 These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries including the continuing and developing effects of the pandemic including the effects of the outbreak on the general economy and the specific economic responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks and actions and policy changes of domestic and foreign governments. Consequently, such forward-looking statements should be regarded as the Company’s current plans, estimates, and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Disclosure Regarding Forward-Looking Statements

Avner Applbaum President and CEO CEO Opening Comments

Announces New CEO to Continue Strategic Vision 4 Committed to “Run Grow Transform” framework and delivering targets communicated during Investor Day 25+ Years of Experience • In Senior Operational and Financial Roles in Publicly Traded and Private Equity-Backed Companies Joined Valmont as CFO in March 2020 • Led Information Technology, Cybersecurity and Technology Innovation Functions • Was Responsible for Developing and Implementing Valmont’s Finance Transformation and Overseeing All Financial Activities Avner Applbaum President and CEO

2Q 2023 Financials and Key Messages 5 The global Valmont team continued to perform well, delivering strong second quarter 01 operating income and record earnings per share Infrastructure market demand globally remains robust, with several secular growth 02 drivers driving demand across nearly all our markets Global agriculture market fundamentals are being influenced by uncertainties in North 03 America as farmer sentiment is muted pending the outcome of this year’s harvest Executing “Run Grow Transform” strategic framework, harnessing our strong balance 04 sheet to further these initiatives as demonstrated by the agreement to acquire HR Products 12.8% Operating Margin $1.05B Net Sales -7.9% Y/Y Net Sales 13.2% Adj. Operating Margin1 $4.21 GAAP Diluted EPS $4.37 Adj. Diluted EPS1 $88M Operating Cash Flow Cash Returned to Shareholders $37M 1 Please see Reg G reconciliation to GAAP measures at end of document.

Agriculture Performing Well in Current Market Conditions Investing in Capacity and Technology to Capture Attractive Industry Trends and Drive Above-Market Growth • Benefiting from several long-term, secular growth drivers • Utilities have increased capex spending to support grid hardening initiatives and an evolving electricity generation portfolio • Transportation market demand is supported by road construction investment and quoting activity is increasing due to IIJA; commercial street lighting demand is muted • Telecom softness as we are seeing capex spending by wireless carriers more aligned with historical trends following record levels of investment • IRA is expected to provide market tailwinds; domestic content guidelines were released and the industry is awaiting clarity on manufacturing tax credit details • U.S. net farm income is projected to be the third highest level over the past ten years, however, economic uncertainties are influencing growers to maintain a wait-and-see approach in purchasing decisions until post-harvest • International market fundamentals remain very strong ‒ In Brazil, ~25% increase in FINAME irrigation financing with favorable loan terms supports market strength ‒ Robust project pipeline is providing a multi-year line of sight; food security concerns, the ability to produce goods for export and growing populations driving demand Infrastructure 6

“Run Grow Transform” 7 Evolving into a higher quality and more dynamic organization that is less cyclical and enhances customer value GROW TRANSFORM RUN Built for sustainable outperformance and growth • Proven ability to deliver results and drive growth despite market volatility and economic cycles • Operational excellence through lean daily management and supply chain optimization • Focusing on natural adjacencies in our end markets • Driving geographic expansion • Increasing investment in new product development • Creating growth opportunities through channel management Focus on driving growth faster than markets we serve and building transformative skills Driving higher portion of transformative, high-value revenue • Creating disruptive digital innovation through continued R&D • Increasing digital revenue with an emphasis on ARR, creating more stable revenue with higher margins, better cash flow and higher ROIC • Leveraging our unique position within capital goods markets to bring technology into new areas

HR Products Acquisition Drives Transformation Through Recurring Revenue

Key Stats

Founded:	1979
Headquarters	Australia
Employees	~100

Transaction Details

Financing	Cash
Expected Close	3Q 2023

HR PRODUCTS

- ✓ **A leading wholesale supplier of irrigation parts in Australia**
- ✓ **Leverages existing Valley® dealer network for distribution and service**
- ✓ **Grows parts presence in a key agriculture market**
- ✓ **Allows us to better serve our customers through extended offerings and expands our total addressable market**
- ✓ **Expands geographic footprint**
  - Immediately accretive with Year 1 revenue **~$45M;** expected to close 3Q 2023
- ✓ **Large installed machine base in the region to grow recurring, stable, high-value revenue streams**

CONSERVING RESOURCES. IMPROVING LIFE.® valmont

8

Tim Francis Interim CFO Financial Results and Outlook

GAAP Adjusted1 $M, except EPS 2Q 2023 2Q 2022 Y/Y 2Q 2023 2Q 2022 Y/Y Net Sales 1,046.3 1,135.5 -7.9% 1,046.3 1,110.1 -5.7% Operating Income 133.7 118.7 +12.6% 137.6 122.9 +12.0% Operating Margin 12.8% 10.5% +230 bps 13.2% 11.1% +210 bps Net Earnings 89.4 76.1 +17.4% 92.7 79.7 +16.4% Diluted EPS 4.21 3.53 +19.3% 4.37 3.70 +18.1% 2Q 2023 Financial Summary 10 • Sales growth in Infrastructure was more than offset by lower Agriculture sales • Despite lower sales, operating margin improved to 12.8% (13.2% adjusted1 ), on the path to our new long-term target of 14% • Operating margin improvement reflects benefits from value-based pricing, cost optimization and operational efficiencies • EPS growth of 19.3% (18.1% adjusted1 ) to a record $4.21 ($4.37 adjusted1 ) 1 Please see Reg G reconciliation to GAAP measures at end of document.

2Q 2023 Results | Infrastructure 11 • Sales growth due to favorable pricing globally, higher volumes in Solar and TD&S and sales from the ConcealFab acquisition, partially offset by lower volumes in Telecommunications • Operating margin improved 370 bps to 15.1%, due to improved overall cost of goods sold and favorable pricing and sales mix • Continued investments in grid resilience, clean energy solutions, upgrading infrastructure, and 5G rollouts with future benefits expected from Infrastructure Investment and Jobs Act (“IIJA”) and Inflation Reduction Act (“IRA”) +4.2% +37.8% $739.5 $770.6 2022 2023 $84.1 $116.0 2022 2023 Sales ($M) 2023 2022 % Transmission, Distribution, and Substation (TD&S) $314.3 $295.8 +6% Lighting and Transportation (L&T) $246.1 $246.7 0% Coatings $91.1 $90.3 +1% Telecommunications $67.7 $78.5 -14% Solar $51.4 $28.2 +82% 11.4% 15.1% Sales ($M) Operating Income ($M)

2Q 2023 Results | Agriculture 12 Sales ($M) Operating Income ($M) • North America volumes were lower as second quarter 2022 benefited from ongoing delivery of record year-end backlog, and growers delaying capital investment decisions this year • International sales were lower, Brazil growth was more than offset by lower sales in the EMEA region, partially due to timing of project sales • Lower volumes of irrigation equipment affected sales of agriculture technology products and services • Operating margins increased, despite lower sales, due to higher average selling prices and improved overall cost of goods sold -25.9% Adjusted1 : -14.5% $377.8 $279.9 2022 2023 $58.0 $49.3 $62.2 $53.2 2022 2023 2022 2023 Sales ($M) 2023 2022 % North America $141.0 $203.5 -31% International $138.9 $174.3 -20% Irrigation Equipment and Parts $252.5 $347.6 -27% Technology Products and Services $27.4 $30.2 -9% GAAP: -15.2% 15.5% 17.7% 16.6% 19.1% 1 Please see Reg G reconciliation to GAAP measures at end of document.

YTD Cash Flow Highlights Expect FCF Improvement as We Diligently Manage Working Capital $M YTD 07/01/2023 Net Cash Flows from Operating Activities $110 Net Cash Flows from Investing Activities ($34) Net Cash Flows from Financing Activities ($94) Net Cash Flows from Operating Activities $110 Purchase of Property, Plant, & Equipment ($45) Free Cash Flows $65 13

Balanced Approach to Capital Allocation 14 Growing Our Business Returning Cash To Shareholders 2023 Year-to-Date Capital Deployment: $204M • Targeting high growth opportunities in end markets with favorable and global long-term demand trends • Returns exceeding cost of capital within 3 years N/A • Investments to support strategic growth initiatives $45M • 9% dividend increase announced February 2023 • Payout ratio target: 15% of earnings • Current payout: ~14% $24M • Additional $400M share repurchase authorization announced February 2023 • Opportunistic approach, supported by free cash flow • ~$346M remains on current authorization $135M Capital Expenditures Acquisitions1 Share Repurchases Dividends 1 HR Products acquisition is expected to close in Q3 2023.

Strong Balance Sheet and Liquidity 15 As of July 1, 2023 Cash $167 M Total Long-Term Debt $953 M Shareholders’ Equity $1,670 M Total Debt to Adj. EBITDA1 1.58 x Available Credit Under Revolving Credit Facility2 $577 M Cash $167 M Total Available Liquidity $744 M • Long-term debt mostly fixed-rate, with long-dated maturities to 2044 and 2054 • Total Debt to Adjusted EBITDA remains within our desired range of 1.5 to 2.5 times • Strong and flexible balance sheet to support balanced capital allocation strategy 1See Adjusted EBITDA and Leverage Ratio at end of document. 2$800M Total Revolver less borrowings and Standby LC’s of $223M.

Updated Full Year 2023 Outlook and Key Assumptions 16 • Expect full-year operating margin improvement compared to 2022 • 2022 sales include $100 million from the offshore wind energy structures business which was divested at the end of fiscal 2022 • Effective tax rate of 28% to 29%, primarily due to expected geographic mix of earnings • Minimal expected foreign currency translation impact to net sales • Capital expenditures expected to be in the range of $105 to $115 million to support strategic growth and digital transformation initiatives Key Assumptions 0% – 2% Increase In Net Sales Y/Y No Change No Change Current 2023 Outlook1 4% – 7% Increase in Net Sales Y/Y $15.35 – $15.90 Adj. Diluted EPS1 $14.70 – $15.25 GAAP Diluted EPS Previous 2023 Outlook1 4% – 7% Increase In Net Sales Y/Y $15.35 – $15.90 Adj. Diluted EPS2 $14.70 – $15.25 GAAP Diluted EPS 1 Exclusive of potential future restructuring activities. 2Please see Reg G reconciliation to GAAP measures at end of document.

Uniquely Positioned to Win in Markets with Multi-Year Demand Drivers 17 Our products and solutions, enhanced with innovative technology, are addressing global megatrends and driving above-market growth Infrastructure • Energy transition: demand and necessity for renewables, grid hardening and resiliency, and load growth • Long-term need for critical infrastructure investment globally supported by current and future stimulus • Rapid acceleration of telecom deployment and macro buildouts in suburban and rural communities • Uniquely positioned to acquire and aggregate data to enable cities and grids to become smarter Agriculture • Food security for a growing population, improved global diets and bio-friendly fuels • Increasing adoption rates of advanced agronomy • Digital farming management to reduce input costs, increase land productivity and minimize farm labor costs • Replacement and OEM parts opportunities driven by large installed base • Customer sustainability initiatives and constraints on freshwater Breadth of product offerings Differentiated niche industries with high barriers to entry Unparalleled response time and customer service Minimize business cyclicality through innovative solutions that address customer challenges and provide better economics Unmatched channel in capital goods markets Manufacturing expertise and operational excellence Flexible and broad global footprint Cross-sharing of commercial, operational and development resources

Continuing to Drive Sustainable Outperformance 5-Year Financial Targets 18 Key Assumptions “Run Grow Transform” Strategy Driving Expectations Higher and Enabling a More Resilient Business 12 - 15% EPS Growth1 5 - 8% Net Sales Growth1 >14% Operating Margin 1.0x Net Earnings FCF Conversion >18% ROIC • Greater near to medium term focus on funding growth with R&D and digital innovation • FCF conversion target is long-term over the cycle • Financial targets based on performance through the cycle • Excludes future divestitures 1 Estimated compound annualized growth rates from base year 2022; organic sales growth only.

Q&A

Appendix

U.S. Electric Utilities Capital Expenditures Source: EEI Finance Department, member company reports, and S&P Global Market Intelligence (updated Sept 2022). 21

Infrastructure Investment and Jobs Act (IIJA) 22 Infrastructure Investment and Jobs Act Spending Breakdown (In Order - Most to Least) Previously-Passed Transportation Funding | $650B Roads, Bridges and Related Programs | $111B Energy, Power and Electric Grid Reliability | $107.5B Freight and Passenger Rail | $66B Broadband | $65B Water and Wastewater Infrastructure | $55B Public Transportation | $39.2B Airports | $25B Natural Disaster Prevention and Mitigation | $23.3B Cleaning-Up Abandoned Sites | $21B Army Corps of Engineers | $16.7B Highway and Pedestrian Safety | $11B Ports and Coast Guard | $7.8B Cybersecurity and other Infrastructure Programs | $10.11B Source: Grassley.senate.gov

5G Adoption and Capex Spend Forecasts Source: GSMA Intelligence- The Mobile Economy 2023 23

U.S. Net Cash Farm Income by Year Source: USDA (February 7, 2023) 24

U.S. Drought Condition Source: Drought Monitor (July 18, 2023) 25

Steel Material Index Trends 2020-2023 YTD Source: FastMarkets AMM 26 • The spike in steel costs during the first four months of the year is expected to slightly reduce our Infrastructure operating income margin for the second half of the year compared to the strong second quarter results • Cost changes impact TD&S the most because of the contractual pricing mechanisms and strong backlog in that product line

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2023 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures. Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures Dollars in thousands, except per share amounts 27 1Earnings per share includes rounding 2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2023 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures. Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures Dollars in thousands, except per share amounts 28

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2022 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures. Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures Dollars in thousands, except per share amounts 29 1Earnings per share includes rounding 2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2022 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures. Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures Dollars in thousands, except per share amounts 30

Regulation G Reconciliation of Forecasted GAAP and Adjusted Earnings Dollars in thousands, except per share amounts 31 The non-GAAP tables below disclose the impact on the range of estimated diluted earnings per share of the (1) amortization of the intangible asset (Prospera) and (2) stock-based compensation for Prospera employees. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures. 1 See accompanying press release for our key assumptions 2 The tax effect of adjustments is calculated based on the estimated income tax rate in each applicable jurisdiction 3 Assumes weighted average shares outstanding of 21.5M, and includes rounding

Regulation G Reconciliation of Excluding Other Segment Net Sales Dollars in thousands, except per share amounts 32 Excluding Other segment net sales from the second quarter and first half of fiscal 2022, which we refer to in this reconciliation as “Adjusted Net Sales” is a non-GAAP measure. The Other segment net sales were generated by the wind energy structures business which was divested in December 2022. Adjusted Net Sales should not be considered in isolation or as a substitute for net earnings, cash flows from operations or other income or cash flow data prepared in accordance with GAAP, or as a measure of our operating performance or liquidity. The table below shows how Adjusted Net Sales is calculated from our statements of earnings. Adjusted Net Sales is calculated as Net Sales less Other segment net sales. Adjusted Net Sales allows investors to analyze our operating performance in light of the amount of net sales less net sales of a divested business.

2013 – 2022 Historical Free Cash Flow[1,2]

($M)	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Net cash flows from operating activities	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9	$ 326.3
Net cash flows from investing activities	(131.7)	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)	(104.0)	(417.3)	(132.1)
Net cash flows from financing activities	(37.4)	(136.8)	(32.0)	(95.2)	(32.0)	(162.1)	(98.9)	(173.8)	133.5	(181.9)
Net cash flows from operating activities	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9	$ 326.3
Purchase of plant, property, and equipment	(106.8)	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)	(106.7)	(107.8)	(93.3)
Free cash flows	289.7	101.1	226.8	174.9	77.8	81.0	210.2	209.6	(41.9)	233.0
Net earnings attributed to Valmont Industries, Inc.	$ 278.5	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6	$ 250.9
Adjusted free cash flow net earnings attributed to Valmont Industries, Inc.	$ 295.1	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	N/A	$ 159.8	$ 222.3	$ 284.2
Free Cash Flow Conversion - GAAP	1.04	0.55	5.66	1.00	0.65	0.80	1.44	1.49	(0.21)	0.93
Free Cash Flow Conversion - Adjusted	0.98	0.53	1.71	1.25	0.48	0.62	N/A	1.31	(0.19)	0.82
1) Reconciliation of Net Earnings to Adjusted Figures										
Net earnings attributed to Valmont Industries, Inc.	$ 278.5	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6	$ 250.9
Loss from divestiture of offshore wind energy structures business	-	-	-	-	-	-	-	-	-	33.3
Change in valuation allowance against deferred tax assets	-	-	7.1	(20.7)	41.9	-	-	-	5.0	-
Impairment of long-lived assets	12.2	-	61.8	1.1	-	28.6	-	19.1	21.7	-
Reversal of contingent liability	-	-		(16.6)	-	-	-	-	-	-
Other non-recurring expenses (non-cash)	-	-	18.1			-	-	-	-	-
Deconsolidation of Delta EMD, after-tax and NCI	4.4	-	-	-	-	-	-	-	-	-
Noncash loss from Delta EMD shares	-	3.8	4.6	0.6	0.2	-	-	-	-	-
Adjusted free cash flow net earnings attributed to Valmont Industries, Inc.	$ 295.1	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	$ 146.4	$ 159.8	$ 222.3	$ 284.2

CONSERVING RESOURCES. IMPROVING LIFE.® valmont

¹ Adjusted earnings for purposes of calculating FCF conversion may not agree to the adjusted net earnings. The difference is due to non-recurring expenses which were settled in cash in the year of occurrence as part of net cash flows from operating activities.

² We use the non-GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We believe that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies.

33

Strong Free Cash Flow throughout the Cycle 34 Years of rapid raw material cost inflation GAAP 1.04X 0.55X 5.66X 1.00X 0.65X 0.80X 1.44X 1.49X (0.21X) 0.93X Adj. 0.98X 0.53X 1.71X 1.25X 0.48X 0.62X N/A 1.31X (0.19X) 0.82X 2013 – 2022 Free Cash Flow1 ($M) 290 101 227 175 78 81 210 210 (42) 233 156 (100) (50) - 50 100 150 200 250 300 350 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 10 Year Avg 10-yr Avg. $156M GAAP 1.33X Adj. 0.83X Historical FCF Conversion by Year1 1 We use the non-GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We believe that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies.

Calculation of Adjusted EBITDA and Leverage Ratio 35 Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four quarters. See “Leverage Ratio “ below. Dollars in thousands.